Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Steakholder Foods Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)(2)	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share(5)		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value, as represented by American Depositary Shares	457(c)	6,000,000	(3)	$0.63	(4)	$3,780,000.00	$0.0001476	$557.93
Total Offering Amount			6,000,000				$3,780,000.00		$557.93
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$557.93

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Ordinary shares are represented by American Depositary Shares (“ADSs”), each of which represents ten ordinary shares of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-253915).

(3)	Consists of an aggregate of 6,000,000 ADSs representing 60,000,000 ordinary shares issuable upon the exercise of warrants issued in a private placement that was entered into concurrently with a registered direct offering in July 2023. All 6,000,000 ADSs are to be offered for resale by the selling shareholder named in the prospectus contained in this Registration Statement on Form F-1.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of the Registrant’s ADSs on the Nasdaq Capital Market on November 3, 2023.

(5)	The Registrant will not receive any proceeds from the sale of its ADSs by the selling shareholder.